UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: October 12, 2004)

Commission File Number 1-13739	Registrant; State of Incorporation; Address; and Telephone Number UNISOURCE ENERGY CORPORATION (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	IRS Employer Identification Number 86-0786732
1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	86-0062700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

         On October 12, 2004, the Federal Energy Regulatory Commission (FERC) issued an order authorizing the proposed acquisition of UniSource Energy Corporation (UniSource Energy) by an affiliate of Saguaro Utility Group L.P. In accordance with the Federal Power Act, FERC reviewed the proposed transaction and concluded that the transaction is consistent with the public interest.

         In November 2003, UniSource Energy entered into an agreement that provides for the acquisition of all of the company's outstanding common stock for $25.25 per share by an affiliate of Saguaro Utility Group L.P., an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC, and Wachovia Capital Partners. UniSource Energy's shareholders voted on March 29, 2004 to approve the acquisition agreement. The acquisition still requires approval by the Arizona Corporation Commission and the Securities and Exchange Commission under the Public Utility Holding Company Act.

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SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

UNISOURCE ENERGY CORPORATION (Registrant)
Date: October 13, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer
TUCSON ELECTRIC POWER COMPANY (Registrant)
Date: October 13, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer

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